Exhibit 10.1

Amendment to 11% Senior Secured Convertible Note

Amendment No. 1, dated as of March 30, 2007 (this “Amendment”), to the 11% Senior Secured Convertible Note (the “Note”), dated as of September 26, 2005, between Emisphere Technologies, Inc., a Delaware corporation (the “Company”), as issuer, and [MHR Capital Partners Master Account LP, an Anguilla, British West Indies limited partnership, as successor by assignment from MHR Capital Partners (500) LP, a Delaware limited partnership] [MHR Capital Partners (100) LP, a Delaware limited partnership] [MHR Institutional Partners II LP, a Delaware limited partnership] [MHR Institutional Partners IIA LP, a Delaware limited partnership] (the “Holder”), as payee. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Note.

W I T N E S S E T H:

WHEREAS, the Company and the Holder desire to amend certain provisions of the Note to reduce the frequency with which the Company is required to issue additional Convertible Notes as pay-in-kind interest on the Note.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

     1. Amendment to Section 2(b) of The Note. Section 2(b) of the Note is hereby amended by deleting such section in its entirety and replacing it with the following:

     “(b) Interest. Interest shall accrue on the outstanding principal of this Note during the period commencing on the date hereof and terminating on the Maturity Date at an annual interest rate (the “Interest Rate”) equal to 11.00% per annum, compounded monthly, and will be payable in arrears (i) monthly until the interest payment date on February 28, 2007, and (ii) semi-annually on each June 30 and December 31 thereafter, in kind through issuance to the Holder of additional Notes (in a form substantially similar to the form of this Note with appropriate notations for the date of issuance and initial principal amount), up to and including the Maturity Date. So long as an Event of Default has occurred and is continuing, at the election of the Holder, interest shall accrue on all outstanding Obligations at a rate equal to 2% per annum above the Interest Rate (“Default Rate”). Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand and, if not paid when due, shall itself bear interest as provided in this Section.”

     2. Note Remains in Effect. Except as expressly amended by this Amendment, the Note remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Note or the rights and obligations of the parties thereto.

     3. Counterparts. This Amendment may be executed in any number of counterparts, and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     4. Governing Law. This Amendment shall pursuant to Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York be construed and interpreted in accordance with the law of the State of New York.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

The Company:

Emisphere Technologies, Inc.

By:
Name: Lewis H. Bender
Title: President and Chief Executive Officer

The Holder:1

MHR Capital Partners Master Account LP

By:	MHR Advisors LLC,
its General Partner

By:
Name: Hal Goldstein
Title: Authorized Signatory

MHR Capital Partners (100) LP

By:	MHR Advisors LLC,
its General Partner

By:
Name: Hal Goldstein
Title: Authorized Signatory

MHR Institutional Partners II LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:
Name: Hal Goldstein
Title: Authorized Signatory

MHR Institutional Partners IIA LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:
Name: Hal Goldstein
Title: Authorized Signatory
____________________

1 Will be one of the following for each Note being amended.